UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2019

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 30, 2019, Verso Corporation (“Verso”) announced that it will permanently shut down its paper mill in Luke, Maryland (the “Luke Mill”) in response to the continuing decline in customer demand for the grades of coated freesheet paper produced at the Luke Mill, along with rising input costs, a significant influx of imports, and rising compliance costs and infrastructure challenges associated with recent environmental regulation changes. Verso is expected to complete the shutdown and closure of the Luke Mill by June 30, 2019. The shutdown of the Luke Mill will reduce Verso’s coated freesheet production capacity by approximately 450,000 tons, reducing total annual paper production capacity to approximately 2.7 million tons.

The permanent shutdown of the Luke Mill will result in the elimination of jobs, impacting approximately 675 employees at the Luke Mill. Verso estimates that the closure of the Luke Mill will result in pre-tax cash charges for severance, benefits and other shutdown activities of approximately $25-35 million to be recorded in 2019. These estimated cash charges consist of approximately $15-20 million in severance and benefit costs to be recorded in the second quarter ending June 30, 2019, and approximately $10-15 million in other shutdown costs to be recorded in 2019. In connection with the permanent shutdown of the Luke Mill, Verso determined that a reduction in the useful lives of property, plant and equipment and related replacement parts and other supplies at the Luke Mill will be necessary and expects to recognize non-cash charges of approximately $95-115 million for accelerated depreciation and impairment charges in the second quarter ending June 30, 2019.

Costs associated with closure activities are based on currently available information and reflect management’s best estimates; accordingly, actual cash costs and non-cash charges and their timing may differ from those stated above.

Item 2.06 Material Impairments.

The information contained in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Item 7.01 Regulation FD Disclosure.

On April 30, 2019, Verso issued a press release announcing the closure of the Luke Mill as disclosed herein.

A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

In this Current Report on Form 8-K, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso and include statements regarding the expected timing for payment of costs associated with the shutdown of the Luke Mill, the expected timing for completion of the closure, and the expectations regarding the reduction in paper production as a result of the shutdown of the Luke Mill. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed from time to time in Verso’s filings with the Securities and Exchange Commission (“SEC”), including those in Verso’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports Verso files with the SEC. Verso assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Verso Corporation on April 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019

VERSO CORPORATION

	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer